Exhibit 99.1

FutureFuel Corp. Declares Fourth Quarter 2026 Cash Dividend

Batesville, AR. (August 31, 2026) – FutureFuel Corp. (NYSE: FF) ("FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced that it has declared its fourth quarter 2026 cash dividend of U.S. $0.01 per share, payable to shareholders of record on December 4, 2026. The dividend will be paid on December 18, 2026.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products, specialty chemical products, and biofuel products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers ("custom chemicals”), as well as multi-customer specialty chemicals ("performance chemicals”). FutureFuel's custom chemicals product portfolio includes proprietary intermediates for major chemical companies and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel. Please visit www.futurefuelcorporation.com for more information.

Investor Relations Contact

Noel Ryan or Paul Bartolai

Vallum Advisors

FF@val-adv.com

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